Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2022 Financial Results
– Over 380,000 Square Feet of Leasing Activity –
– Positive Rent Spreads of 8.7% GAAP and 3.4% Cash –
– Updates 2022 Outlook –
____________
LOS ANGELES (November 2, 2022)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the third quarter 2022.
"We are pleased that our ongoing efforts in serving the tech and media industries across our world-class portfolio produced a year-over-year increase in leasing activity with over 380,000 square feet completed during the quarter," stated Victor Coleman, Chairman and CEO. "There is no question that tenants are being more methodical in their decision process given a slower than anticipated return-to-office and the rapidly changing economic climate, marked by high inflation and rising interest rates. Driven by our sharp focus on leasing our highly amenitized collaborative and sustainable office and studio space, we continue to see strong traffic and elevated interest in many of our properties. With nearly $1 billion of liquidity and 93% of our debt fixed or hedged, our balance sheet is well-positioned to support our ongoing leasing and development efforts as we continue to forge ahead and build long-term shareholder value."
Financial Results Compared to Third Quarter 2021
•Total revenue increased 14.4% to $260.4 million
•Net loss attributable to common stockholders of $17.3 million, or $0.12 per diluted share, compared to net loss of $9.3 million, or $0.06 per diluted share
•FFO, excluding specified items, of $74.1 million, or $0.52 per diluted share, compared to $77.3 million, or $0.50 per diluted share. Specified items consist of transaction-related expenses of $9.3 million, or $0.07 per diluted share, and a one-time property tax expense of $0.4 million, or $0.00 per diluted share, compared to transaction-related expenses of $6.3 million, or $0.04 per diluted share and a one-time debt extinguishment cost of $3.2 million, or $0.02 per diluted share, offset by a one-time, prior-period property tax reimbursement of $1.3 million, or $0.01 per diluted share
•FFO of $64.4 million, or $0.45 per diluted share, compared to $69.1 million, or $0.45 per diluted share
•AFFO of $55.8 million, or $0.39 per diluted share, compared to $68.5 million, or $0.44 per diluted share
•Same-store property cash NOI of $122.7 million compared to $125.2 million
Leasing
•Executed 65 new and renewal leases totaling 381,364 square feet
•GAAP and cash rents increased 8.7% and 3.4%, respectively, from prior levels
•In-service office portfolio ended the quarter at 87.8% occupied and 89.3% leased
•Same-store studio portfolio was 84.4% occupied and leased over the trailing 12-months

Hudson Pacific Properties, Inc.
Press Release

Development
•Tenant improvements ongoing at fully leased 590,000-square-foot One Westside and 130,000-square-foot Harlow office (re)development projects with GAAP rents commenced and stabilization anticipated in the second quarter 2023 and fourth quarter 2022, respectively
•Under-construction projects include Sunset Glenoaks, a 7-stage, 241,000-square-foot studio in Los Angeles delivering in second half of 2023, and Washington 1000, a 546,000-square-foot office development in Seattle delivering in 2024
Acquisitions/Dispositions
•Acquired Quixote, a leading provider of sound stages and production services, for $360 million before closing adjustments
•Sold office properties Northview Center in Lynnwood, Washington and Del Amo in Torrance, California, generating a total of $48.8 million of proceeds before closing adjustments
•Subsequent to the quarter, sold 6922 Hollywood office property in Hollywood, California for $96.0 million before closing adjustments
Capital Markets
•Completed public offering of $350.0 million of senior unsecured green bonds at 5.950% due February 2028
Balance Sheet as of September 30, 2022
•$866.7 million of total liquidity comprised of $161.7 million of unrestricted cash and cash equivalents and $705.0 million of undrawn capacity under the unsecured revolving credit facility
•Another $141.5 million and $69.8 million of undrawn capacity under construction loans secured by One Westside/10850 Pico and Sunset Glenoaks, respectively
•$3.7 billion of Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents)
•91.1% fixed or hedged debt with weighted average maturity of 4.4 years including extensions
•Subsequent to the quarter, the Company used $85.0 million of 6922 Hollywood sale proceeds to repay amounts outstanding on its unsecured resolving credit facility, resulting in $790.0 million of undrawn capacity, or an increase in total liquidity to $951.7 million with 93.2% fixed or hedged debt
Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share
ESG Leadership
•Subsequent to the quarter, ranked #1 out of 96 companies in Office, Americas peer group for GRESB's 2022 Real Estate Assessment, achieving a Green Star designation and the highest 5-star rating for a fourth consecutive year
2022 Outlook
The Company is narrowing its 2022 full-year FFO guidance to a range of $2.01 to $2.05 per diluted share, excluding specified items, from the prior range of $2.00 to $2.06. Specified items consist of an $8.5 million trade name non-cash impairment, $10.7 million of transaction-related expenses, and a $0.8 million one-time property tax expense identified as excluded items in the Company's year-to-date 2022 FFO.

The FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions,

Hudson Pacific Properties, Inc.
Press Release

dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.
Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

	Current Guidance
	Full Year 2022
Metric	Low	High
FFO per share	$2.01	$2.05
Growth in same-store property cash NOI(1)(2)	2.50%	3.50%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$40,000	$50,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,500)	$(4,500)
General and administrative expenses(4)	$(79,000)	$(83,000)
Interest expense(5)	$(151,500)	$(154,500)
Interest income	$1,950	$2,050
Non-real estate depreciation and amortization	$(19,900)	$(20,100)
FFO from unconsolidated joint ventures	$7,000	$8,000
FFO attributable to non-controlling interests	$(69,500)	$(73,500)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	146,000	147,000
(1)Same-store for the full year 2022 is defined as the 42 stabilized office properties and three studio properties owned and included in the portfolio as of January 1, 2021, and anticipated to still be owned and included in the portfolio through December 31, 2022. Same-store property cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store property cash NOI growth would be 4.25% - 5.25%.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $25,000 in 2022.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $14,000 in 2022.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2022 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2022 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss third quarter 2022 financial results at 11:00 a.m. PT / 2:00 p.m. ET on November 3, 2022. Please dial (833) 470-1428 and enter passcode 131380 to access the

Hudson Pacific Properties, Inc.
Press Release

call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
Unaudited, in thousands, except share data

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,656,934	$8,361,477
Accumulated depreciation and amortization	(1,478,250)	(1,283,774)
Investment in real estate, net	7,178,684	7,077,703
Non-real estate property, plant and equipment, net	128,504	58,469
Cash and cash equivalents	161,667	96,555
Restricted cash	42,401	100,321
Accounts receivable, net	19,692	25,339
Straight-line rent receivables, net	275,518	240,306
Deferred leasing costs and intangible assets, net	405,434	341,444
U.S. Government securities	—	129,321
Operating lease right-of-use assets	399,570	287,041
Prepaid expenses and other assets, net	106,640	119,000
Investment in unconsolidated real estate entities	154,144	154,731
Goodwill	261,139	109,439
Assets associated with real estate held for sale	187,026	250,520
TOTAL ASSETS	$9,320,419	$8,990,189

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,449,316	$3,733,903
In-substance defeased debt	—	128,212
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	355,545	300,959
Operating lease liabilities	396,412	293,596
Intangible liabilities, net	35,758	42,290
Security deposits, prepaid rent and other	87,049	84,939
Liabilities associated with real estate held for sale	2,475	3,898
Total liabilities	5,392,691	4,653,933

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	125,583	129,449

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized at September 30, 2022 and December 31, 2021; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at September 30, 2022 and December 31, 2021	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 140,923,320 shares and 151,124,543 shares outstanding at September 30, 2022 and December 31, 2021, respectively	1,408	1,511
Additional paid-in capital	2,935,448	3,317,072
Accumulated other comprehensive loss	(17,066)	(1,761)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,344,790	3,741,822
Non-controlling interest—members in consolidated real estate entities	384,724	402,971
Non-controlling interest—units in the operating partnership	62,816	52,199
Total equity	3,792,330	4,196,992
TOTAL LIABILITIES AND EQUITY	$9,320,419	$8,990,189

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021		2022	2021
REVENUES
Office
Rental	$208,779	$197,941		$626,807	$580,354
Service and other revenues	4,712	3,925		14,328	9,358
Total office revenues	213,491	201,866		641,135	589,712
Studio
Rental	15,305	12,768		42,137	36,472
Service and other revenues	31,558	12,998		73,025	30,169
Total studio revenues	46,863	25,766		115,162	66,641
Total revenues	260,354	227,632		756,297	656,353
OPERATING EXPENSES
Office operating expenses	78,340	71,865		230,529	207,538
Studio operating expenses	26,688	12,044		66,357	35,963
General and administrative	19,795	18,288		62,178	53,846
Depreciation and amortization	93,070	88,568		276,701	255,507
Total operating expenses	217,893	190,765		635,765	552,854
OTHER INCOME (EXPENSE)
(Loss) income from unconsolidated real estate entities	(352)	566		1,731	1,671
Fee income	911	678		3,122	2,323
Interest expense	(37,261)	(30,825)		(101,816)	(91,800)
Interest income	196	934		2,026	2,868
Management services reimbursement income—unconsolidated real estate entities	983	253		3,159	879
Management services expense—unconsolidated real estate entities	(983)	(253)		(3,159)	(879)
Transaction-related expenses	(9,331)	(6,300)		(10,713)	(7,364)
Unrealized (loss) gain on non-real estate investments	(894)	827		(1,062)	11,620
Loss on sale of real estate	(180)	—		(180)	—
Impairment loss	(4,795)	(2,762)		(28,548)	(2,762)
Loss on extinguishment of debt	—	(6,249)		—	(6,249)
Other income (expense)	2,453	82		4,047	(1,547)
Total other expenses	(49,253)	(43,049)		(131,393)	(91,240)
Net (loss) income	(6,792)	(6,182)	—	(10,861)	12,259
Net income attributable to Series A preferred units	(153)	(153)		(459)	(459)
Net income attributable to Series C preferred shares	(5,047)	—		(15,384)	—
Net income attributable to participating securities	(300)	(276)		(894)	(830)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,256)	(3,585)		(21,898)	(15,764)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,037	816		4,433	2,780
Net loss attributable to common units in the operating partnership	225	85		548	16
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,286)	$(9,295)		$(44,515)	$(1,998)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.12)	$(0.06)		$(0.31)	$(0.01)
Net loss attributable to common stockholders—diluted	$(0.12)	$(0.06)		$(0.31)	$(0.01)
Weighted average shares of common stock outstanding—basic	141,117,194	152,320,252		144,677,652	151,443,305
Weighted average shares of common stock outstanding—diluted	141,117,194	152,320,252		144,677,652	151,443,305

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(6,792)	$(6,182)	$(10,861)	$12,259
Adjustments:
Depreciation and amortization—Consolidated	93,070	88,568	276,701	255,507
Depreciation and amortization—Non-real estate assets	(5,541)	(2,221)	(14,458)	(3,388)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,278	1,462	3,967	4,523
Loss on sale of real estate	180	—	180	—
Impairment loss—Real estate assets	4,795	2,762	20,048	2,762
Unrealized loss (gain) on non-real estate investments	894	(827)	1,062	(11,620)
Tax impact of unrealized gain on non-real estate investment	—	—	—	1,876
FFO attributable to non-controlling interests	(18,261)	(14,288)	(56,934)	(46,731)
FFO attributable to preferred shares and units	(5,200)	(153)	(15,843)	(459)
FFO to common stockholders and unitholders	64,423	69,121	203,862	214,729
Specified items impacting FFO:
Transaction-related expenses	9,331	6,300	10,713	7,364
One-time prior period net property tax adjustment—Company’s share	366	(1,346)	786	26
Impairment loss—Trade name	—	—	8,500	—
One-time debt extinguishment cost—Company's share	—	3,187	—	3,187
FFO (excluding specified items) to common stockholders and unitholders	$74,120	$77,262	$223,861	$225,306

Weighted average common stock/units outstanding—diluted	143,158	154,027	147,068	153,379
FFO per common stock/unit—diluted	$0.45	$0.45	$1.39	$1.40
FFO (excluding specified items) per common stock/unit—diluted	$0.52	$0.50	$1.52	$1.47

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income
Unaudited, in thousands

	Three Months Ended September 30,
	2022	2021
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”)(1):
Net loss	$(6,792)	$(6,182)
Adjustments:
Loss (income) from unconsolidated real estate entities	352	(566)
Fee income	(911)	(678)
Interest expense	37,261	30,825
Interest income	(196)	(934)
Management services reimbursement income—unconsolidated real estate entities	(983)	(253)
Management services expense—unconsolidated real estate entities	983	253
Transaction-related expenses	9,331	6,300
Unrealized loss (gain) on non-real estate investments	894	(827)
Loss on sale of real estate	180	—
Impairment loss	4,795	2,762
Loss on extinguishment of debt	—	6,249
Other income	(2,453)	(82)
General and administrative	19,795	18,288
Depreciation and amortization	93,070	88,568
NOI	$155,326	$143,723

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	179,876	177,820
Straight-line rent	(3,176)	1,787
Amortization of above-market and below-market leases, net	1,503	2,931
Amortization of lease incentive costs	(327)	(423)
Same-store office revenues	177,876	182,115

Same-store studios cash revenues	21,834	18,070
Straight-line rent	440	690
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	22,265	18,751

Same-store revenues	200,141	200,866

Same-store office cash expenses	65,906	61,765
Straight-line rent	325	325
Non-cash portion of interest expense	21	11
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	66,838	62,687

Same-store studio cash expenses	13,080	8,878
Non-cash portion of interest expense	70	80
Same-store studio expenses	13,150	8,958

Same-store expenses	79,988	71,645

Same-store net operating income	120,153	129,221
Non-same-store net operating income	35,173	14,502
NET OPERATING INCOME	$155,326	$143,723

SAME-STORE OFFICE NOI DECREASE	(7.0)%
SAME-STORE OFFICE CASH NOI DECREASE	(1.8)%
SAME-STORE STUDIO NOI DECREASE	(6.9)%
SAME-STORE STUDIO CASH NOI DECREASE	(4.8)%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.